CECO ENVIRONMENTAL REPORTS THIRD QUARTER 2024 RESULTS

Company Produces Record Q3 Bookings and Highest-Ever Backlog

Q3 Revenue and Income Impacted by Customer-Driven Project Delays

Announced the Acquisition of Profire Energy (Nasdaq: PFIE) for $125 Million

Completed Acquisition of WK, in Early October

Updates FY24 Guidance and Introduces 2025 Outlook

DALLAS (October 29, 2024) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the third quarter of 2024. In addition, CECO, announces it has completed the acquisition of WK, an Industrial Air company headquartered in Germany, in early October. Additionally, the Company announced the acquisition of Profire Energy, Inc. (NASDAQ: PFIE) ("Profire"), a leader in burner management technology and combustion control systems that provide mission-critical combustion automation and control solutions and services to improve environmental efficiency, safety and reliability for industrial thermal applications globally.

Third Quarter Summary(1)

•
Orders of $162.3 million, up 12 percent
•
Backlog of $437.5 million
•
Revenue of $135.5 million, down 9 percent
•
Gross profit of $45.3 million, up 5 percent; Gross margin of 33.4 percent, up 460 basis points
•
Net income of $2.1 million, down 36 percent; non-GAAP net income of $5.2 million, down 32 percent
•
GAAP EPS (diluted) of $0.06; non-GAAP EPS (diluted) of $0.14, down 36 percent
•
Adjusted EBITDA of $14.3 million, down 5 percent
•
Free cash flow of $11.1 million, down $17.4 million

Subsequent to the Quarter

•
Completes the acquisition of WK in early October
•
Announces the acquisition of Profire; expected to close by January 2025

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

Todd Gleason, CECO's Chief Executive Officer commented, “While our third quarter produced very strong orders and a new record backlog, we were disappointed that we fell short of the anticipated quarterly revenue and income outlook as a handful of customer-driven delays in larger projects could not be overcome by continued progress with margin expansion and other actions. These delayed projects are expected to begin activity over the coming months and the impact is reflected in our updated full year 2024 and newly introduced full year 2025 outlook. We are excited to have been awarded several large energy transition and general industrial orders in the quarter and we anticipate this trend to continue as we are forecasting a very strong fourth quarter bookings period.”

Third quarter operating income was $7.2 million, down $0.7 million or 9 percent when compared to $7.9 million in the third quarter 2023. On an adjusted basis, non-GAAP operating income was $11.0 million, down $1.8 million or 14 percent when compared to $12.8 million in the third quarter of 2023. Net income was $2.1 million in the quarter, down $1.2 million or 36 percent when compared to $3.3 million in the third quarter of 2023. Non-GAAP net income was $5.2 million, down $2.4 million or 32 percent when compared to $7.6 million in the third quarter of 2023. Adjusted EBITDA of $14.3 million, reflecting a margin of 10.6 percent, was down 5 percent compared to $15.1 million in the third quarter of 2023. Free cash flow in the quarter was $11.1 million, down $17.4 million compared to $28.5 million in the third quarter of 2023.

Completes Acquisition of WK

CECO today announced that in early October it completed the acquisition of Germany-based WK – a leading industrial air business with well-established global customers and a strong Asia-Pacific presence, based out of Singapore. WK designs, engineers and supplies a broad range of cutting-edge technical equipment and systems for process and environmental and surface technology applications, as well as innovative sustainable solutions. This acquisition strengthens CECO's footprint and capabilities within the industrial processing solutions segment and further advances the Company's Industrial Air and leadership positions. WK is expected to deliver full year 2024 sales of approximately $15 million with the potential for high-teen EBITDA margins.

"I would like to welcome the WK organization to our portfolio of leading industrial air solutions businesses," said Mr. Gleason. "Together we will advance our joint capabilities to better serve global customers while penetrating markets with solutions and services from across our diverse enterprise."

Announces Acquisition of Profire Energy, Inc. (Nasdaq: PFIE)

"I am excited that today we announced the acquisition of Profire in an all-cash transaction that we expect will close in January 2025. Profire expects to generate approximately $60 million in revenues with adjusted EBITDA margins of approximately 20 percent in the full year 2024. With an installed base approaching 100,000 burner management systems and a growing industrial market product offering, we look forward to accelerating their global market expansion and introducing their high-efficiency solutions to more customers in the industrial air and water markets. We are confident the increased scale and combined corporate organizations will generate meaningful efficiencies and synergies. The addition of Profire is another important step in our ongoing execution of programmatic M&A and we expect it will further advance our position as the leading environmental solutions provider in industrial markets,” added Mr. Gleason.

Updates 2024 Full Year Guidance

The Company updated its 2024 full year revenue guidance to reflect revenue between $575 and $600 million, up approximately 10 percent year over year at the midpoint of the range, and adjusted EBITDA between $65 to $70 million, up approximately 17 percent year over year, at the midpoint of the range. The updated expected full year guidance compares to the previous outlook for revenues of between $600 to $620 million and adjusted EBITDA of between $68 to $72 million. The Company expects 2024 full year bookings guidance to reflect a book to bill rate of or in excess of 1.2x, up from a previous range of 1.05x to 1.1x. The Company maintains its full year outlook for free cash flow of 50% to 70% of adjusted EBITDA.

“Our updated full year 2024 guidance essentially mirrors the initial outlook we provided as we entered 2024. As previously mentioned, unfortunately, the customer-driven delays associated with a handful of larger projects impacted our ability to hit the raised guidance we issued mid-year. This is the first time we have reduced guidance in company history, and although this is disappointing for our short-term results, we remain very pleased with our bookings, margin expansion progress and overall execution. Additionally, the revenue and associated income from the 2024 project delays slide into upcoming quarters, so we remain focused on an execution and controlling factors we can influence,” said Mr. Gleason.

Introduces 2025 Full Year Guidance

The Company introduced its 2025 full year guidance to reflect revenue between $700 and $750 million, up approximately 25 percent at the midpoint of the range, and adjusted EBITDA between $90 and $100 million, up approximately 40% at the midpoint of the range. The Company expects full year free cash flow of between 50% to 70% of adjusted EBITDA.

Mr. Gleason concluded, "Our full year 2025 outlook reflects the visibility we have with our record backlog and strong year-to-date and upcoming bookings as well as the positive impacts from acquisitions including the pending acquisition of Profire and the previously mentioned 2024 pushouts. We continue to drive an aggressive operating model that supports strong organic growth, coupled with steady margin expansion and additions from accretive and strategic acquisitions."

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the third quarter 2024 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by visiting https://edge.media-server.com/mmc/p/4ui844vi.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by visiting https://edge.media-server.com/mmc/p/4ui844vi.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

# # #

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)	(unaudited) September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$38,700	$54,779
Restricted cash	226	669
Accounts receivable, net of allowances of $7,214 and $6,460	100,111	112,733
Costs and estimated earnings in excess of billings on uncompleted contracts	68,500	66,574
Inventories, net	37,760	34,089
Prepaid expenses and other current assets	27,143	11,769
Prepaid income taxes	3,826	824
Total current assets	276,266	281,437
Property, plant and equipment, net	32,306	26,237
Right-of-use assets from operating leases	24,690	16,256
Goodwill	220,026	211,326
Intangible assets – finite life, net	51,547	50,461
Intangible assets – indefinite life	9,598	9,570
Deferred income taxes	287	304
Deferred charges and other assets	6,792	4,700
Total assets	$621,512	$600,291
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$10,580	$10,488
Accounts payable	92,316	87,691
Accrued expenses	43,762	44,301
Billings in excess of costs and estimated earnings on uncompleted contracts	64,801	56,899
Notes payable	1,700	2,500
Income taxes payable	—	1,227
Total current liabilities	213,159	203,106
Other liabilities	10,336	12,644
Debt, less current portion	122,818	126,795
Deferred income tax liability, net	9,622	8,838
Operating lease liabilities	19,696	11,417
Total liabilities	375,631	362,800
Commitments and contingencies (See Note 14)
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,979,018 and 34,835,293 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	349	348
Capital in excess of par value	253,590	254,956
Retained earnings (accumulated loss)	1,692	(6,387)
Accumulated other comprehensive loss	(14,374)	(16,274)
Total CECO shareholders' equity	241,257	232,643
Noncontrolling interest	4,624	4,848
Total shareholders' equity	245,881	237,491
Total liabilities and shareholders' equity	$621,512	$600,291

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Net sales	$135,513	$149,390	$399,367	$391,134
Cost of sales	90,247	106,269	259,921	273,303
Gross profit	45,266	43,121	139,446	117,831
Selling and administrative expenses	34,262	30,439	105,636	86,082
Amortization and earnout expenses	2,617	1,968	7,036	5,988
Acquisition and integration expenses	1,210	1,386	1,876	2,210
Executive transition expenses	—	1,258	—	1,417
Restructuring expenses	(10)	217	544	217
Asbestos litigation expenses	—	—	225	—
Income from operations	7,187	7,853	24,129	21,917
Other expense, net	(398)	(216)	(2,589)	(670)
Interest expense	(2,648)	(3,340)	(9,315)	(9,498)
Income before income taxes	4,141	4,297	12,225	11,749
Income tax expense	1,602	585	2,664	1,577
Net income	2,539	3,712	9,561	10,172
Noncontrolling interest	(453)	(382)	(1,482)	(1,140)
Net income attributable to CECO Environmental Corp.	$2,086	$3,330	$8,079	$9,032
Earnings per share:
Basic	$0.06	$0.10	$0.23	$0.26
Diluted	$0.06	$0.09	$0.22	$0.26
Weighted average number of common shares outstanding:
Basic	34,966,625	34,771,742	34,910,165	34,612,163
Diluted	36,488,788	35,301,429	36,322,690	35,215,843

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$9,561	$10,172
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,536	8,769
Unrealized foreign currency gain (loss)	201	(138)
Fair value adjustment to earnout liabilities	400	296
Gain on sale of property and equipment	135	43
Debt discount amortization	357	271
Share-based compensation expense	5,790	3,096
Bad debt expense	404	154
Inventory reserve expense	850	526
Other	77	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	9,653	(25,961)
Costs and estimated earnings in excess of billings on uncompleted contracts	(1,498)	6,006
Inventories	(4,305)	(10,395)
Prepaid expense and other current assets	(18,059)	(8,228)
Deferred charges and other assets	(2,755)	(268)
Accounts payable	15,387	21,162
Accrued expenses	(550)	7,868
Billings in excess of costs and estimated earnings on uncompleted contracts	7,286	19,330
Income taxes payable	(1,140)	261
Other liabilities	(9,330)	(3,473)
Net cash provided by operating activities	23,000	29,491
Cash flows from investing activities:
Acquisitions of property and equipment	(11,237)	(5,511)
Net cash paid for acquisitions	(14,954)	(48,102)
Net cash used in investing activities	(26,191)	(53,613)
Cash flows from financing activities:
Borrowings on revolving credit lines	58,400	94,200
Repayments on revolving credit lines	(54,800)	(63,200)
Repayments of long-term debt	(7,843)	(2,478)
Payments on finance leases and financing liability	(692)	(680)
Deferred consideration paid for acquisitions	(2,050)	(1,247)
Earnout payments	(1,672)	(1,496)
Proceeds from employee stock purchase plan and exercise of stock options	846	1,435
Noncontrolling interest distributions	(1,707)	(1,364)
Common stock repurchased	(5,000)	—
Net cash (used in) provided by financing activities	(14,518)	25,170
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,187	703
Net (decrease) increase in cash, cash equivalents and restricted cash	(16,522)	1,751
Cash, cash equivalents and restricted cash at beginning of period	55,448	46,585
Cash, cash equivalents and restricted cash at end of period	$38,926	$48,336
Cash paid during the period for:
Interest	$9,714	$8,531
Income taxes	$6,779	$8,633

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended September 30,		Nine months ended September 30,
(in millions, except ratios)	2024	2023	2024	2023
Operating income as reported in accordance with GAAP	$7.2	$7.9	$24.1	$21.9
Operating margin in accordance with GAAP	5.3%	5.3%	6.0%	5.6%
Amortization and earnout expenses	2.6	2.0	7.1	6.0
Acquisition and integration expenses	1.2	1.4	1.9	2.2
Restructuring expenses	—	0.2	0.5	0.2
Executive transition expenses	—	1.3	—	1.4
Asbestos litigation expenses	—	—	0.2	—
Non-GAAP operating income	$11.0	$12.8	$33.8	$31.7
Non-GAAP operating margin	8.1%	8.6%	8.5%	8.1%

	Three months ended September 30,		Nine months ended September 30,
(in millions, except share data)	2024	2023	2024	2023
Net income as reported in accordance with GAAP	$2.1	$3.3	$8.1	$9.0
Amortization and earnout expenses	2.6	2.0	7.1	6.0
Acquisition and integration expenses	1.2	1.4	1.9	2.2
Restructuring expenses	—	0.2	0.5	0.2
Executive transition expense	—	1.3	—	1.4
Asbestos litigation expense	—	—	0.2	-
Foreign currency remeasurement	0.3	0.8	1.8	(0.1)
Tax (benefit) expense of adjustments	(1.0)	(1.4)	(2.8)	(2.4)
Non-GAAP net income	$5.2	$7.6	$16.8	$16.3
Depreciation	1.4	1.2	4.0	3.5
Non-cash stock compensation	1.9	1.1	5.8	3.1
Other expense, net	0.1	(0.6)	0.8	0.8
Interest expense	2.6	3.3	9.3	9.5
Income tax expense	2.6	2.0	5.6	4.0
Noncontrolling interest	0.5	0.4	1.5	1.2
Adjusted EBITDA	$14.3	$15.0	$43.8	$38.4

Earnings per share:
Basic	$0.06	$0.09	$0.23	$0.26
Diluted	$0.06	$0.10	$0.22	$0.26

Non-GAAP net income per share:
Basic	$0.15	$0.22	$0.48	$0.47
Diluted	$0.14	$0.22	$0.46	$0.46

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$15.1	$30.1	$23.0	$29.5
Acquisitions of property and equipment	(4.0)	(1.6)	(11.2)	(5.5)
Free cash flow	$11.1	$28.5	$11.8	$24.0

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the parties’ ability to complete the proposed Profire transactions in the anticipated timeframe or at all, the occurrence of any event, change or other circumstance that could give rise to the termination of the Profire transaction agreement between the parties, the effect of the announcement or pendency of the proposed Profire transaction on business relationships, operating results, and business generally, disruption of current plans and operations and potential difficulties in employee retention as a result of the proposed Profire transaction, diversion of management’s attention from ongoing business operations as a result of the Profire transaction, the outcome of any legal proceedings that may be instituted related to the proposed Profire transaction, the amount of the costs, fees, expenses and other charges related to the proposed Profire transaction, the risk that competing offers or acquisition proposals will be made, the achievement of the anticipated benefits of the Profire transaction, the ability of Profire to achieve its 2024 earnings guidance, our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully identify acquisition targets, integrate acquired businesses and realize the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.